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                                                                    EXHIBIT 99.1

[GENCORP INC. LOGO]


NEWS RELEASE

INVESTOR CONTACT: YASMIN SEYAL
                  SENIOR VICE PRESIDENT & CHIEF FINANCIAL OFFICER
                  916-351-8585

PRESS CONTACT:    LINDA BEECH CUTLER
                  VICE PRESIDENT, CORPORATE COMMUNICATIONS
                  916-351-8650


For Immediate Release


                GENCORP ANNOUNCES PLAN TO DEVELOP 1,400 ACRES OF
                     AEROJET'S LAND IN NORTHERN CALIFORNIA

SACRAMENTO, CALIF., -- January 20, 2004 -- GenCorp Inc. (NYSE:GY) today announced that it had filed an application with the County of Sacramento, California for the development of a 1,400 acre master plan community called "Easton." The Company expects that the application process will take up to three years and that construction could begin in 2007.

Close to existing growth centers and transportation, the Easton site is located adjacent to U.S. Highway 50 between Rancho Cordova and Folsom, California. It provides a unique opportunity due to its size, location and existing infrastructure, as well as natural assets and single ownership. All planning closely follows Smart Growth principles advocated by the Sacramento Area Council of Governments (SACOG).

The Easton mixed-use development will be anchored by a village center complete with Light Rail, already under construction. The new Light Rail station, to be operational early in the Easton development process, will be an important entryway to Easton and its existing employment campus.

Easton is considered an "infill" development because it is already served by a network of roads, water, sewer and utilities and is surrounded by existing uses. Designed with pedestrians and community living in mind, Easton will feature walking, biking and jogging trails connecting the various destinations within the community.


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Housing choices will be available at various income levels, and will include single family homes, townhouses, live/work units, apartments over retail centers and other innovative housing options.

GenCorp is a technology-based company with positions in the aerospace and defense, pharmaceutical fine chemicals and automotive industries. For more information, visit the Company's Web site at www.GenCorp.com.

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements present (without limitation) management's expectations, beliefs, plans and objectives, future financial performance and assumptions underlying, or judgments concerning, the matters discussed in such statements. The words "believe," "estimate," "anticipate," "project" and "expect," and similar expressions, are intended to identify forward-looking statements. Forward-looking statements involve certain risks, estimates, assumptions and uncertainties, including with respect to future sales and activity levels, cash flows, contract performance, the outcome of litigation and contingencies, environmental remediation and anticipated costs of capital. A variety of factors could cause actual results or outcomes to differ materially from those expected by the Company and expressed in the Company's forward-looking statements. Some important risk factors that could cause actual results or outcomes to differ from those expressed in the forward-looking statements include, but are not limited to, legal and regulatory developments including restrictions on real estate development that could delay the Company's proposed real estate development activities, and changes in U.S., global or regional economic conditions, which may affect, among other things, the Company's ability to successfully complete its real estate activities.



These and other factors are described in more detail in the Company's Annual Report on Form 10-K for the fiscal year ended November 30, 2002 and its subsequent filings with the Securities and Exchange Commission. Additional risks may be described from time-to-time in future filings with the U.S. Securities and Exchange Commission. All such risk factors are difficult to predict, contain material uncertainties that may affect actual results, and may be beyond the Company's control.

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